                                 Exhibit 21.1

                            SOUTHWEST WATER COMPANY
                        SUBSIDIARIES OF THE REGISTRANT
                             As of March 31, 1999



                                          Jurisdiction of
Name of Subsidiary                         Incorporation       Parent
--------------------------------------------------------------------------------------

Suburban Water Systems                    California           Southwest Water Company
Water Suppliers Mobile
Communication Service                     California           Suburban Water Systems
New Mexico Utilities                      New Mexico           Southwest Water Company
ECO Resources, Inc.                       Texas                Southwest Water Company
Southwest Environmental Labs              Texas                ECO Resources, Inc.
Wastewater Rehabilitation, Inc.           Texas                Southwest Water Company
SW Utility Company                        Texas                Southwest Water Company
Southwest Resource Management             Delaware             Southwest Water Company
SOCI, Inc. (1)                            Delaware             Southwest Water Company
SW Operating Services Co. (1)             Delaware             Southwest Water Company



All above listed subsidiaries have been included in the Registrant's consolidated financial statements.

(1) Inactive